EXHIBIT 99.1

Atheros Communications to Acquire Attansic Technology

Company Attansic Acquisition Enables Atheros to Drive Cost-Effective Gigabit Ethernet to Consumer and SOHO Networking Mass Markets

SANTA CLARA, Calif., Oct. 23, 2006 – Atheros Communications, Inc. (NASDAQ: ATHR), a leading developer of advanced wireless solutions, today announced that it has signed a definitive agreement to acquire Attansic Technology Company, a privately held Taiwan-based fabless semiconductor company specializing in Fast and Gigabit Ethernet integrated circuit solutions for PC, access point (AP) and router applications. Attansic is a majority-owned subsidiary of ASUSTek Computer Inc., the world’s leading supplier of PC motherboards and manufacturer of modems and gateways through its Askey subsidiary. Attansic is headquartered in Hsinchu, Taiwan and has a large presence in Shanghai.

The addition of Attansic’s Ethernet technology enables Atheros to drive towards complete, cost-efficient system solutions for Consumer and Small Office/Home Office (SOHO) wireless APs and routers. The high-value combination of Atheros’ market-leading wireless LAN (WLAN) solutions, wireless network processors and Attansic’s Ethernet technology represents all of the key silicon components needed in wireless APs and routers to move high speed signals from wire to air and back. By aggregating these essential technologies into a complete, single-source solution, Atheros continues on its path to deliver greater value and a greater share of the total bill of materials (BOM) of communications products.

Atheros delivers complete solutions for consumer and SOHO wireless access points and routers

Atheros XSPAN™ Draft 802.11n chipset

AR7100 – Atheros family of wireless network processors

Atheros' Ethernet solution will come from Attansic acquisition

Atheros Draft 11n AP/Router Reference Board

Atheros will address 90% of the silicon value in 802.11n networking solutions

Specifically, Gigabit Ethernet technology, when combined with Atheros’ XSPAN™ 802.11n WLAN chipsets and recently announced AR7100 family of wireless network processors, enables optimal 802.11n AP/router performance for high quality media networking. The 802.11n WLAN standard will support up to 600 Mbps physical data rates and requires Gigabit Ethernet to achieve optimal connectivity to content and services - from a broadband Internet connection or a local mass storage device - to deliver a compelling whole-home media networking experience. Atheros will leverage its expertise in CMOS integration to achieve cost-efficiencies that will drive Gigabit Ethernet-enabled networking products to the mass market.

“By 2008, 100 percent of 802.11n wireless routers and access points will ship with Gigabit Ethernet ports in order to achieve the technology’s full performance potential,” said Craig Mathias, a principal at the wireless and mobile advisory firm Farpoint Group, located in Ashland, Mass. “Atheros is primed to take advantage of this tremendous market opportunity by offering a complete, cost-optimized networking solution to its impressive, existing SOHO customer base.”

In addition, with the Attansic acquisition Atheros’ world-class PC OEM customers will have access to the most cost-optimized, high-performance wireless and wired LAN technologies available today. Atheros also immediately achieves a leading position in the PC LAN-on-motherboard (LOM) market as Attansic currently supplies ASUSTek, the world’s largest motherboard manufacturer, with its Gigabit Ethernet NIC and PHY products for LOM.

“With the acquisition of Attansic, Atheros gains a skilled engineering team that has strong mixed-signal design expertise and particularly strong Ethernet capability,” said Craig Barratt, president and chief executive officer of Atheros. “By combining our leading wireless LAN and Ethernet technologies with Atheros’ integration capabilities, we can drive the adoption of Gigabit Ethernet in the 11n router market. Additionally, we can leverage our strong customer base in the retail, PC OEM and service provider markets by offering a broader portfolio of communication technologies.”

Since 1998, Atheros has developed its industry-leading position for wireless system integration in CMOS silicon. To date, Atheros has delivered eight generations of highly-integrated WLAN chipsets. Many of these products were industry firsts, including the world’s first single-chip 802.11g and 802.11a/g solutions for PCI and PCI Express client devices; single-chip 802.11g solution for access points and routers; single-chip 802.11g and 802.11a/g solutions for low-power mobile and embedded devices; and its unique single-chip, triple-radio design for draft 802.11n solutions. This high level of chip integration enables Atheros’ customers to build cost-effective products while maintaining excellent performance.

“We believe the combination of Atheros’ and Attansic Technology’s technical strengths will create the world’s most competitive suite of wireless and wireline local area networking products, enabling Atheros to deliver unique value to PC OEMs and network router equipment manufacturers alike,” said Jerry Shen, chairman of Attansic and president of ASUSTek AOOP Business Group.

At closing of the acquisition, Atheros expects to pay approximately $46.5 million in cash and $25 million in Atheros common stock. A portion of the cash consideration payable to the shareholders will be placed into escrow pursuant to the terms of the acquisition agreement. ASUSTek has agreed to a multi-year lockup of its stock consideration. The transaction is expected to close within three months and remains subject to regulatory requirements and other customary closing conditions. Atheros may record a one-time charge for purchased in-process research and development expenses. The amount of that charge, if any, has not yet been determined.

Attansic currently has approximately 90 employees in its Shanghai and Taiwan locations with more than 50 percent of its development force in Shanghai. The Taiwan team will be integrated into Atheros’ Taiwan Development Center, created earlier this year through the acquisition of ZyDAS Corporation. The Attansic acquisition represents Atheros’ continued aggressive expansion of sales and engineering resources in the Asia region to increase its presence near many of its key customers and enables the company to leverage the vast talent pool in that region.

About Atheros Communications, Inc.

Atheros Communications is a leading developer of semiconductor system solutions for wireless communications products. Atheros combines its wireless systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufacturable on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is being used by a broad base of leading customers, including personal computer and networking equipment manufacturers. For more information, visit www.atheros.com or send email to info@atheros.com.

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Atheros the Atheros logo and XSPAN are trademarks of Atheros Communications, Inc. All other trademarks mentioned in this document are the sole property of their respective owners.

NOTE ON FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding the anticipated benefits of the acquisition, the expected closing of the acquisition and potential accounting charges, the anticipated adoption of Gigabit Ethernet in the 802.11n router and access point market, and Atheros’ plans and strategies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, Atheros’ ability to close the acquisition; successful integration of Attansic; Atheros’ ability to compete effectively in new markets; the effects of competition; difficulties in the development of new and improved products; general economic conditions; and other risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

For Atheros press contact: Dakota Lee, 408-720-5597, dakota@atheros.com, or Greg Wood, A&R Partners, 650-762-2838, gwood@arpartners.com

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